Exhibit 99.2

VERUS TITLE INC.

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

VERUS TITLE INC.

VERUS TITLE INC.

BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$330,718	$35,344
Restricted cash	2,016,048	217,263
Accounts receivable	49,358	43,754
Prepaid and other current assets	20,037	15,863
Total current assets	2,416,161	312,224
Property and equipment, net	23,372	28,112
Goodwill	497,509	497,509
Lease right of use assets	154,165	204,734
Deferred tax assets	—	27,260
Other asset	—	2,500
Total assets	$3,091,207	$1,072,339

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$60,801	$126,914
Escrow liabilities	2,015,801	228,249
Income tax payable	79,859	—
Notes payable	33,326	77,029
Lease liability, current portion	52,498	68,787
Total current liabilities	2,242,285	500,979
Notes payable to related parties	7,500	87,500
Note payable, net of current portion	17,036	—
Lease liability, net of current portion	101,791	136,442
Deferred tax liabilities	22,490	—
Total liabilities	2,391,102	724,921

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value, 5,000 shares authorized, 1,080 and 1,050 shares issued and outstanding as of September 30, 2020 and December 31, 2019	$11	$11
Additional paid-in capital	432,885	424,075
Retained earnings (accumulated deficit)	267,209	(76,668)
Total stockholders' equity	700,105	347,418
Total liabilities and members' and stockholders' equity	$3,091,207	$1,072,339

The accompanying notes are an integral part of these financial statements.

VERUS TITLE INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine months ended September 30,
	2020	2019
Revenue	$964,609	$343,158

Operating expenses:
Salaries and employee benefits	263,303	200,098
Title search and closing costs	86,308	39,962
General and administrative	83,277	71,194
Rent expense	64,950	72,679
Advertising and marketing	8,675	10,880
Total operating expenses	506,513	394,814

Income (loss) from operations	458,096	(51,655)

Other income (expense), net
Interest expense, net	(395)	(6,648)
Other income, net	15,785	—
Other income (expense), net	15,390	(6,648)

Income (loss) from operations before income taxes	473,486	(58,303)
Income tax (expense) benefit	(129,609)	—
Net income (loss)	$343,877	$(58,303)

The accompanying notes are an integral part of these financial statements.

VERUS TITLE INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional paid in	Retained earnings (Accumulated
	Shares	Amount	capital	deficit)	Total
Balance at December 31, 2018	1,000	$10	$420,552	$(47,444)	$373,118
Share based compensation	50	1	1,761	—	1,761
Net loss	—	—	—	(58,303)	(58,303)
Balance at September 30, 2019	1,050	$11	$422,313	$(105,747)	$316,576
Balance at December 31, 2019	1,050	$11	$424,075	$(76,668)	$347,418
Share based compensation	30	—	8,810	—	8,810
Net income	—	—	—	343,877	343,877
Balance at September 30, 2020	1,080	$11	$432,885	$267,209	$700,105

The accompanying notes are an integral part of these financial statements.

VERUS TITLE INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$343,877	$(58,303)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,740	4,740
Deferred taxes	49,750	—
Share based compensation	8,810	1,762
Change in operating assets and liabilities:
Accounts receivable	(5,604)	(7,095)
Prepaid and other assets	(4,174)	359
Accounts payable and accrued liabilities	(66,113)	66,513
Escrow liabilities	1,787,552	208,320
Income tax payable	79,859	—
Other assets	2,500	—
Operating lease right of use assets	50,569	45,747
Operating lease liabilities	(50,940)	(45,615)
Net cash provided by operating activities	2,200,826	216,428

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	—	60,712
Payments on notes payable	(106,667)	(50,146)
Net cash (used in) provided by financing activities	(106,667)	10,566

Cash and restricted cash:
Net increase in cash and restricted cash	2,094,159	226,994
Cash and restricted cash at beginning of period	252,607	630,054
Cash and restricted cash at end of period	$2,346,766	$857,048

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$1,395	$3,350

Reconciliation of cash and restricted cash
Cash	330,718	20,877
Restricted cash	2,016,048	836,171
Total cash and restricted cash shown in statement of cash flows	$2,346,766	$857,048

The accompanying notes are an integral part of these financial statements.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business and Nature of Operations

Verus Title Inc. (“Verus”,"our", "we" or the “Company”), incorporated in the state of Delaware on June 27, 2018, is a company that partners with real estate brokerage firms and lender institutions to offer title and settlement solutions, as well as insurance premium services, associated with real estate transactions. Verus operates as a technology enabled title agency offering a client-focused approach to real estate transactions in Maine, Maryland, Virginia, District of Columbia, Florida, South Carolina, New Jersey, Pennsylvania, Georgia, Tennessee and North Carolina.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for interim financial information. Accordingly, they do not include all of the information required by GAAP for complete financial statements. In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results of operations for the periods presented. These financial statements should be read in conjunction with the Company's audited financial statements and the accompanying notes for the year ended December 31, 2019. The results of operations for any interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period. All adjustments and disclosures necessary for a fair presentation of these unaudited interim condensed financial statements have been included.

Liquidity

Management believes that its cash on hand, planned budget, and expected ability to achieve sales volumes necessary to cover forecasted expenses alleviates the substantial doubt about our ability to continue as a going concern for a period of at least one year from the date of the issuance of these financial statements. On November 4, 2020 the Company completed a stock purchase agreement with Fathom Holdings Inc., a North Carolina corporation ("Fathom"), and The Yurashevich Community Property Trust of 2016, a community property trust, the Kaila Family Trust, a revocable living trust (collectively with The Yurashevich Trust Community Property Trust of 2016, the “Sellers”) and Paul Yurashevich, an individual resident of North Carolina (“Yurashevich”), in his individual capacity as Sellers representative, pursuant to which Fathom agreed to acquire all of the outstanding stock of the Company (the “Acquisition”). Fathom paid approximately $0.7 million in cash, as well as shares of Fathom’s common stock having an aggregate value of approximately $1.0 million. The Acquisition closed on November 24, 2020. Management believes that the Acquisition which closed on November 24, 2020, as well as its projected and actual results alleviates the substantial doubt about our ability to continue as a going concern for a period of at least one year from the date of the issuance of these financial statements. (See Note 11).

Coronavirus Pandemic

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 Outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 Outbreak as a pandemic, based on the rapid increase in exposure globally.

We are subject to the risks arising from the COVID-19 Outbreak's social and economic impacts on our industry in the United States. Our management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company's future financial condition, liquidity, and results of operations: (i) restrictions on in-person activities associated with real estate transactions arising from shelter-in-place or similar isolation orders; (ii) decline in consumer demand for in-person interactions; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

In response to the COVID-19 Outbreak, the Company has implemented cost-saving measures, including elimination of non-essential travel and in-person training activities, and deferral of certain planned expenditures. The full impact of the COVID-19 Outbreak continues to evolve as of the date of this report. As such, the Company cannot estimate the full magnitude that the pandemic will have on the Company’s business. If the COVID-19 Outbreak continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations for the nine months ending September 30, 2021 and beyond. Management is actively monitoring the impact of the global pandemic on its financial condition, liquidity, operations, industry, and workforce. Given the daily evolution of the COVID-19 Outbreak and the global responses to curb its spread, the Company is not able to estimate the effects of the COVID-19 Outbreak on its results of operations, financial condition, or liquidity for the nine months ending September 30, 2021 and beyond.

Use of Estimates

The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the determination of the fair value of assets acquired in business combinations, share-based compensation, imputed discount rates for leased assets, legal contingencies, income taxes and deferred income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company might differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Fair Value Measurements

FASB ASC 820, Fair Value Measurement (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels, which are described below:

•	Level 1 inputs are quoted market prices in active markets for identical assets or liabilities (these are observable market inputs).

•	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability (includes quoted market prices for similar assets or identical or similar assets in markets in which there are few transactions, prices that are not current or prices that vary substantially).

•	Level 3 inputs are unobservable inputs that reflect the entity’s own assumptions in pricing the asset or liability (used when little or no market data is available).

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

The fair value of cash, accounts receivable, prepaid and other current assets, accounts payable and accrued liabilities approximate their carrying value due to their short-term maturities. The loans and note payables are presented at their carrying value, which based are on borrowing rates currently available to the Company for loans and leases with similar terms, approximates their fair values.

Goodwill

Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value based test. The Company is organized in one reporting unit and evaluates the goodwill for the Company as a whole. Goodwill is assessed for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired. Under the authoritative guidance issued by the FASB, the Company has the option to first assess the qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative goodwill impairment test. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the goodwill impairment test is performed. The goodwill impairment test requires the Company to estimate the fair value of the reporting unit and to compare the fair value of the reporting unit with its carrying amount. If the fair value exceeds the carrying amount, then no impairment is recognized. If the carrying amount recorded exceeds the fair value calculated, then an impairment charge is recognized for the difference. The judgments made in determining the projected cash flows used to estimate the fair value can materially impact the Company’s financial condition and results of operations. There was no impairment of goodwill as of September 30, 2020.

Revenue Recognition

We apply the provisions of FASB ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), and all related appropriate guidance. Revenue is recognized upon the transfer of control of promised services to our customers in an amount that reflects the consideration that we expect to receive in exchange for those services in accordance with the revenue standard. To recognize revenue, we apply the following five step approach:

1. identify the contract(s) with a customer;

2. identify the performance obligations in the contract;

3. determine the transaction price;

4. allocate the transaction price to the performance obligations in the contract; and

5. recognize revenue when, or as, the performance obligation is satisfied.

Our revenue consists of fees charged for title, property settlement and title insurance services provided in association with property acquisitions. We provide the title and property settlement services ourselves and control the services before they are transferred to our customers since we are primarily responsible for fulfilling the promise and also have full discretion in establishing the price for the services. As such, we are defined as the principal. As principal, we satisfy our obligation upon the closing of a real estate transaction. Upon satisfaction of our obligation, we recognize revenue in the gross amount of consideration we are entitled to receive. The transaction price for title and property settlement services is determined by the fixed fees we charge for our services. We provide our services to the buyers and sellers involved in the transaction. Title and property settlement revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company is not entitled to any title and property settlement revenue until the performance obligation is satisfied and is not owed any consideration for unsuccessful transactions, even if services have been provided.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

For title insurance services, we work in conjunction with insurance underwriters to perform these services, obtain the insurance policy premiums associated with title insurance on behalf of customers and remit the policy premium to the insurance underwriters. Since the insurance underwriter is ultimately providing the insurance policy to the borrower, we are not responsible for fulfilling the promise to provide the specified services. Additionally, we do not have discretion in dictating the price for the insurance policy, which is set by each jurisdiction. Therefore, we do not control the specified service provided by the insurance underwriter. As such, in these circumstances, we act as an agent. As the agent, we satisfy our obligation upon the closing of a real estate transaction. Upon satisfaction of our obligation, we recognize revenue in the net amount of consideration we are entitled to receive, which is our fee for brokering the insurance policy less any consideration paid to the insurance underwriters. The transaction price for title insurance services is fixed, based on statutory rates depending on the jurisdiction. We negotiate with insurance underwriters the percentage they receive, and the rest is recognized as revenue. Title insurance revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company is not entitled to any title insurance revenue until the performance obligation is satisfied and is not owed any consideration for unsuccessful transactions, even if services have been provided.

The Company has utilized the practical expedient in ASC 606 and elected to expense contract costs for contracts with customers with durations less than one year. Due to the nature of the real estate transaction, the Company does not have significant unfulfilled performance obligations or contract balances with durations that span over a year.

Recently Issued Accounting Pronouncements Not Yet Adopted

In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815)-Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the Emerging Issues Task Force) ("ASU 2020-01"), which addresses the accounting for the transition into and out of the equity method and measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently assessing the impact of ASU 2020-01, but it is not expected to have a material impact on the Company’s financial statements.

Note 3. Property and Equipment, Net

Property and equipment, net consisted of the following at the dates indicated:

	September 30, 2020	December 31, 2019
	(Unaudited)
Computer and equipment	$19,125	$19,125
Furniture and fixtures	12,465	12,465
Leasehold improvements	5,000	5,000
Total property and equipment	36,590	36,590
Accumulated depreciation	(13,218)	(8,478)
Total property and equipment, net	$23,372	$28,112

Depreciation expense for property and equipment was approximately $4,740 and $4,740 for the nine months ended September 30, 2020 and 2019, respectively.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Note 4. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following at the dates indicated:

	September 30, 2020	December 31, 2019
	(Unaudited)
Accounts payable	56,239	109,057
Other accrued liabilities	2,117	14,675
Insurance payable	2,445	3,182
Total accounts payable and accrued liabilities	$60,801	$126,914

Note 5. Notes Payable

Note Payable - Paycheck Protection Program Loan

On April 23, 2020, the Company received $50,600 in loan funding from the Paycheck Protection Program (the “PPP”), established pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The application for these funds required the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further required the Company to take into account current business activity and ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The unsecured loan ("PPP Loan") in the principal amount of $50,600 is held with BankUnited (the “Bank”), the lender. Under the terms of the PPP Loan, interest accrues on the outstanding principal at the rate of 1% per annum, and there is a deferment period until equal installment payments of $2,131 of principal and interest are due. The term of the PPP Note is two years, though payments greater than the monthly payment or additional payments may be made at any time without prepayment penalty but shall not relieve the Company of its obligations to pay the next succeeding monthly payment. The deferment period generally lasts until the SBA remits the loan forgiveness amount to the Bank. On January 6, 2021, the PPP Loan was fully forgiven by the SBA.

Note Payable - Promissory Note

On August 23, 2018, Verus issued a promissory note to the former owner of Foote Title for $130,000 in consideration of the Company's acquisition of Foote Title's business. The promissory note bore interest at a rate of 6% per annum and was payable quarterly. The promissory note matured on September 30, 2020 with the principal due at that time. The promissory note allowed for principal payments at any time without a prepayment penalty. As of September 30, 2020, the principal and interest had been paid off.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Shareholder Working Capital Notes

Between August and December 2018, Verus entered into two promissory note agreements ("2018 Shareholder Notes") with the Trustees of Yurashevich Community Property Trust (the "Lender") whereby the Lender transferred an aggregate of $60,000 as a loan to provide initial working capital to Verus. Interest is payable each year at 2.51%. The 2018 Shareholder Notes mature five years from the origination dates with the principal and any outstanding interest due at that time. The 2018 Shareholder Notes allowed for principal payments at any time without a prepayment penalty.

Between January 9, 2019 and June 3, 2019 (the "Origination Dates"), Verus entered into five additional promissory note agreements ("2019 Shareholder Notes") with the Lender whereby the Lender transferred an aggregate of $60,000 as loans to provide working capital to Verus. Interest is payable each year at 2.51%. The 2019 Shareholder Notes mature five years from the Origination Dates with the principal and any outstanding interest due at that time. The 2019 Shareholder Notes allowed for principal payments at any time without a prepayment penalty. As of September 30, 2020 and December 31, 2019, the total unpaid principal of the Shareholder Notes was $7,500 and $87,500, respectively. Subsequent to September 30, 2020, the Company paid the Shareholder Notes in full.

Below is a summary of the Company's notes payable as of September 30, 2020 and December 31, 2019:

	September 30, 2020	December 31, 2019
	(Unaudited)
Notes payable, current portion	$33,326	$77,029
Notes payable to related parties, non-current	7,500	87,500
Note payable, net of current portion	17,036	—
Notes payable ($7,500 and $97,594 payable to related parties at September 30, 2020 and December 31, 2019, respectively)	$57,862	$164,529

Note 6. Stockholders’ Equity

Common Stock

During the nine months ended September 30, 2020 and 2019, the Company issued 30 and 50 shares, respectively, of restricted common stock as compensation to two employees.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Note 7. Stock-Based Compensation

The Company issues restricted stock from time to time to employees as compensation for services rendered. The grant date fair value of a restricted stock grant is based on the estimated share price of the Company's stock on the date of grant.

The fair value of the Company’s restricted stock award issued on April 1, 2020 was estimated to be $704.76. In order to determine the fair value of the Company’s common stock, the Company considered, among other things; contemporaneous valuations of the Company’s common stock; the Company’s business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, given prevailing market conditions; the lack of marketability of the Company’s common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

Each restricted stock grant contains an issuer call right (the "Repurchase Option") pursuant to which the Company may repurchase shares at a per share price equal to the lower of $0.0001 or the fair market value of the share at the time of repurchase. The restricted stock subject to the Repurchase Option vests over the requisite service period. The fair value of the employee stock award is recognized as stock-based compensation expense over this vesting period.

On April 1, 2020, the Company granted 30 shares of restricted stock to an employee with a grant date fair value of $21,143 which vest over a period of three years.

	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	45	$704.76
Granted	30	704.76
Vested	(13)	(704.76)
Forfeited	—	—
Nonvested at September 30, 2020	62	$704.76

During the nine months ended September 30, 2020 and 2019, the Company recognized $8,810 and $1,762, respectively, as stock-based compensation expense. As of September 30, 2020 and 2019, the Company had $44,048 and $33,476, respectively, of unamortized stock-based compensation cost.

Note 8. Leases

Operating Leases

The Company has operating leases primarily consisting of office space with remaining lease terms of 6 months to 4 years, subject to certain renewal options as applicable.

Leases with an initial term of twelve months or less are not recorded on the balance sheet, and the Company does not separate lease and non-lease components of contracts. There are no material residual guarantees associated with any of the Company’s leases, and there are no significant restrictions or covenants included in the Company’s lease agreements. Certain leases include variable payments related to common area maintenance and property taxes, which are billed by the landlord, as is customary with these types of charges for office space.

Our lease agreements generally do not provide an implicit borrowing rate. Therefore, the Company used a benchmark approach to derive an appropriate imputed discount rate. The Company benchmarked itself against other companies of similar credit ratings and comparable quality and derived an imputed rate, which was used in a portfolio approach to discount its real estate lease liabilities. We used an estimated incremental borrowing rate of 9.52% for two-year leases and 10.39% for four-year leases at inception on June 27, 2018.

There was no sublease rental income for the nine months ended September 30, 2020, the Company is not the lessor in any lease arrangement, and no related party transactions for lease arrangements have occurred.

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Lease Costs

The table below presents certain information related to the lease costs for the Company’s operating leases for the nine months ended September 30, 2020 and 2019:

	Nine months ended September 30,
	2020	2019
	(Unaudited)
Components of total lease cost:
Operating lease expense	$64,705	$69,727
Short-term lease expense	245	2,952
Total lease cost	$64,950	$72,679

Lease Position as of September 30, 2020

Right of use lease assets and lease liabilities for our operating leases were recorded in the balance sheet as follows:

As of September 30, 2020
(Unaudited)
Assets
Lease right of use assets
Total lease assets	$154,165
$154,165
Liabilities
Current liabilities:
Lease liability - current portion
Noncurrent liabilities:	$52,498
Lease liability, net of current portion
Total lease liability	101,790
$154,288

VERUS TITLE INC.

NOTES TO FINANCIAL STATEMENTS

Lease Terms and Discount Rate

The table below presents certain information related to the weighted average remaining lease term and the weighted average discount rate for the Company’s operating leases as of September 30, 2020:

Weighted average remaining lease term (in years) - operating leases	2.80
Weighted average discount rate - operating leases	10.35%

Undiscounted Cash Flows

Future lease payments included in the measurement of lease liabilities on the balance sheet as of September 30, 2020, for the following five fiscal years and thereafter were as follows:

Year ending December 31,	Operating Leases
2020 (remaining)	$21,692
2021	58,800
2022	58,800
2023	39,200
Total Minimum Lease Payments	178,492
Less effects of discounting	(24,204)
Present value of future minimum lease payments	$154,288

Note 9. Income Taxes

As of September 30, 2020 and December 31, 2019, the Company had federal net operating loss carryforwards of $0 and $134,367 and state net operating loss carryforwards of $0 and $281,079, respectively.

Note 10. Commitments and Contingencies

From time to time the Company might be involved in litigation, claims, and other proceedings arising in the ordinary course of business. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties and unfavorable resolutions could occur. As of September 30, 2020, there was no material litigation against the Company.

Note 11. Subsequent Events

Stock Purchase Agreement - Fathom Holdings Inc.

On November 24, 2020, the Company completed a stock purchase agreement (the “Purchase Agreement”) with Fathom, the Sellers, and Yurashevich, in his individual capacity as Sellers representative, pursuant to which Fathom acquired all of the outstanding stock of the Company (the “Acquisition”). In connection with the closing of the Acquisition, Fathom transferred to Sellers consideration of $698,615 in cash, subject to customary adjustments, as well as shares of Fathom's common stock having an aggregate value of approximately $272,233, for an aggregate estimated purchase price of $970,848. Pursuant to the Purchase Agreement, additional shares totaling 33,915 were issued to Yurashevich that are subject to vesting over a period of 18 months beginning on the closing date. Such shares were determined to be post-combination expense and will be recognized over the service period.